AGREEMENT OF PURCHASE AND SALE OF SHARES

         This agreement of purchase and sale is made in two original copies between:

                     SUSAN AND STEPHEN LEVINE (the "Vendor")
                                       and
                  SCOTTSDALE SCIENTIFIC, INC. (the "Purchaser")

         Whereas the Vendor owns all of the issued shares of

                      NUTRICOLOGY, INC. (the "Corporation")

IT IS AGREED AS FOLLOWS:

1.01 SUBJECT MATTER

     The Purchaser agrees to buy and the Vendor agrees to sell to the Purchaser all of the shares owned by the Vendor in the Corporation (the "Shares").

2.01 PURCHASE PRICE

     The purchase price payable for all the Shares shall be 9,800,000 common shares of Scottsdale Scientific, Inc. It is understood and agreed that the purchase price of the Shares is based on the financial position of the Corporation shown in the balance sheet produced by the Vendor for the Corporation and appended as Schedule A.

3.01 TERMS OF PAYMENT

     The Vendor acknowledges receiving 9,800,000 common shares of Scottsdale Scientific, Inc., representing 67.6% of the total issued and outstanding shares of Scottsdale Scientific, Inc., from the Purchaser on execution of this agreement.

4.01 CONDITIONS, REPRESENTATIONS, AND WARRANTIES

     In addition to anything else in this agreement, the following are conditions of completing this agreement in favor of the Purchaser:

     (a) that the Vendor owns all the issued shares of the Corporation;
     (b) that the Shares are fully paid-up and non-assessable;
     (c) that no agreement or option exists pursuant to which the Corporation is or may be obliged to issue further shares of its authorized capital;
     (d) that the Shares are sold free and clear of all liens, encumbrances, and charges;
     (e) that any consent required for the transfer of the Shares in accordance with the Purchaser's direction is given;
     (f) that the Corporation is duly incorporated, validly subsisting, and in good standing under the laws of its jurisdiction of incorporation;



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     (g) that the  Corporation is not party to any  collective  agreement with a labor union;
     (h)  that  the  Vendor  give  the   Purchaser   and  all  duly   authorized
representatives of the Purchaser full and complete access during normal business hours to the business premises and corporate, business, accounting, tax, and employment records of the Corporation for the purpose of investigating the business and affairs of the Corporation;
     (i) that the Vendor supply or deliver on closing all of the closing documents.

     4.02 CONFIDENTIALITY

     The  Purchaser  agrees  that,  unless and until the  purchase of the Shares contemplated in this agreement is completed, the Purchaser shall keep confidential all information obtained by the Purchaser from the Vendor or the Corporation about the Vendor and the business and affairs of the Corporation.

4.03 REPRESENTATIONS AND WARRANTIES OF VENDOR

     The following representations and warranties are made and given by the Vendor to the Purchaser and expressly survive the closing of this agreement. The representations are true as of the date of this agreement and will be true as of the date of closing when they shall continue as warranties according to their terms:

     (a) the Articles of Incorporation and all amendments to the Articles of Incorporation of the Corporation are as stated in Schedule B;
     (b) the issued share capital of the Corporation is as stated in Schedule C;
     (c) the balance sheet appended in Schedule A and the financial statements for the last three complete fiscal years of the Corporation produced by the Vendor appended in Schedule D have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and are fair and accurate;
     (d) the Corporation owns the assets recorded in the balance sheet appended in Schedule A free and clear of liens, charges, and encumbrances except as noted in Schedule E;
     (e) the Corporation has properly reported and is not in arrears of payment of any direct or indirect taxes or of any employee -related statutory deductions or remittances;
     (f) the corporate, business, accounting, tax, and employment records of the Corporation are complete in all material respects;
     (g) the business of the Corporation will not be adversely affected in any material respect in any way, whether by the Vendor or by any other person or cause whatsoever, up to the closing and the Vendor will not do anything before or after closing to prejudice the goodwill of the Corporation;
     (h) the Corporation will carry on business as usual until closing except that it will not declare any dividends or make any other distributions of capital or retained earnings or undertake or compromise any major contractual liabilities without the express written consent of the Purchaser;



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     (i) there  are no  outstanding  legal  actions  or  judgments  against  the
Corporation and the Corporation is not in default of any agreement to which the Corporation is a party and all such agreements are in good standing and the Corporation is entitled to all stated benefits in such agreements;

     (j) the Vendor has made full and fair disclosure in all material respects of any matter that could reasonably be expected to affect the Purchaser's decision to purchase the shares on the terms set out in this agreement;

     (k) the Vendor will execute such assignments, consents, clearances, or assurances after closing, prepared at the Purchaser's expense, as the Purchaser considers necessary or desirable to assure the Purchaser of the proper and effective completion of this agreement.

4.04 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The following warranty is made and given by the Purchaser to the Vendor in consideration of the closing of this agreement:
     (a) the Purchaser will indemnify and save the Vendor harmless from claims on any outstanding personal guarantees given by the Vendor for the contractual obligations of the Corporation;
     (b) Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and in which it contemplates engaging;
     (c) the shares of Purchaser Common Stock to be delivered to the Vendor pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid, and non-assessable.
     (d) the Purchaser has all the requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Purchaser have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Purchaser. This Agreement has been duly authorized, executed, and delivered by the Purchaser, is the legal, valid, and binding obligation of the Purchaser, and is enforceable as to them in accordance with its terms;
     (e) the Purchaser is acquiring the Nutricology' s Common Stock for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will not sell or otherwise dispose of such shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect.
     (f) the Purchaser (Scottsdale Scientific, Inc.) further warrants that it is in compliance with all Federal law considerations of Section 5 of the Securities Act of 1933, unless a specific exemption is available, and that the requirements of that exemption are complied with.



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     (g) the Purchaser  further warrants that all SEC regulatory  provisions set forth in Rule 145 of the Securities Act of 1933 have been complied with, if applicable.
     (h) the Purchaser further warrants that all reorganization transactions that require shareholder approval, and involve the issuance or exchange of stock or other securities, comply with the applicable California Corporations Code concerning corporate securities.
     (i) the Purchaser further warrants that it has complied with all 'Blue Sky' regulations or any exemptions thereof, and registered said compliance or exemption with the proper authorities in the Department of Corporations, State of California.
     (j) Purchaser further warrants that it has obtained under California Corporate Securities Law (11CSL11) a proper permit, issued by California Department of Corporations or is in the process of applying for such a permit (referred to as a "qualification") or pursuant to a specific exemption from such qualification requirement that is provided by the CSL or by a ruling by the commissioner of the California Commission of Corporations (CSL ss.25140).
     (k) Purchaser further warrants that it has complied with CSL ss.25110, which requires that a permit be obtained from the Department of Corporations to offer or sell any security in California in an "issuer transaction" (which
includes  share  exchanges  in  business  combination  transactions),   and  CSL
ss.25120, which prohibits the offer or sale of securities "in an issuer transaction in connection with any ... merger or consolidation ..." or any changes in the "rights, preferences, privileges, or restrictions of or on any outstanding securities", unless such a permit is obtained, or Purchaser is exempt under CSL ss.25103(h) (Limited Offering Exemption for Mergers and Corporate Asset Sales) .

5.01 RESIGNATIONS

     Subsequent to the signing of the closing documents of this Agreement, a Special Meeting of the Board of Directors will be called at which time the resignations of four of the five man Board of Directors of Scottsdale Scientific, Inc. will be accepted and Vendor will appoint four interim Directors to serve on the five member board until new Director elections at the next annual Shareholder's meeting of Scottsdale Scientific, Inc.

5.02 NON-COMPETITION

     The Vendor covenants with the Purchaser that, in consideration of the closing of this agreement, the Vendor will not operate a wholesale/retail nutritional supplement business or in any way aid or assist any other person to operate such a business in the City of San Francisco for a period of two years from the date of closing.




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6.01 CLOSING DOCUMENTS

         The Vendor shall deliver to the Purchaser, in registrable form where applicable, the following closing documents (the "Closing Documents"), prepared or obtained at the Vendor's expense on or before closing:
     (a) certificates of the Shares duly assigned in accordance with the direction of the Purchaser together with satisfactory proof of the giving of any consent required for the assignment;
     (b) all the corporate, business, accounting, tax, and employment records for the Corporation;
     (c) such other assignments, consents, clearances, or assurances as the Purchaser reasonably considers necessary or desirable to assure the Purchaser of the proper and effective completion of this agreement.

7.01 CLOSING DATE

     The    purchase   and   sale   in   this    agreement    shall   close   on
_______________________, 1998.

8.01 NUMBER AND GENDER

     In this agreement, the singular includes the plural and the masculine includes the feminine and neuter and vice versa unless the context otherwise requires.

8.02 HEADINGS

     The capitalized headings in this agreement are only for convenience of reference and do not form part of or affect the interpretation of this agreement.

8.03 SEVERABILITY

     If any provision or part of any provision in this agreement is void for any reason, it shall be severed without affecting the validity of the balance of this agreement.

8.04 EFFECT OF WAIVER

     The failure of any party at any time or times to require performance of a provision of the Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of the Agreement will not be construed to be a waiver by any such party of any breach of any other provision.

8.05 TIME IS OF THE ESSENCE

     Time is of the essence of this agreement.

8.06 COMPLETE AGREEMENT

     There are no representations, warranties, conditions, terms, or collateral contracts affecting the transaction contemplated in this agreement except as set out in this agreement.


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8.07 MODIFICATION

     This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement by each of the parties.

8.08 BINDING NATURE

     This agreement binds and benefits the parties and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

8.09 GOVERNING LAW

     This agreement is governed by the laws of the State of California.

9.01 ACCEPTANCE

     This agreement executed on behalf of the purchaser constitutes an offer to purchase which can only be accepted by the Vendor by return of at least one originally accepted copy of agreement to the Purchaser on or before _____________________, 1998, failing which the offer becomes null and void.


DATED: February 3, 1998                           /s/ Stephen Levine
       ----------------                           -------------------
                                                  Dr. Stephen Levine
                                                  Authorized Signator by and for
                                                  Nutricology, Inc. as both an
                                                  Officer and Director

DATED: February 2, 1998                           /s/ Harmel S. Rayat
       ----------------                           -------------------
                                                  Mr. Harmel S. Rayat
                                                  Authorized Signator by and for
                                                  Scottsdale Scientific, Inc. as
                                                  both an Officer and Director



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